NONE OF THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE AND/OR PROVINCIAL SECURITIES LAWS.

AGREEMENT

THIS AGREEMENT effective as of May 21, 2007.

AMONG:

ARKANOVA ENERGY CORPORATION
21 Waterway Avenue – Suite 300
The Woodlands, Texas 77381
(the "Company")

AND:

ARKANOVA ACQUISITION CORP.
21 Waterway Avenue – Suite 300
The Woodlands, Texas 77381
("Acquisition Corp.")

AND:

DAVID GRIFFIN
604 Cherry St
Helena, AR 72342-3306
(the "Subscriber")

WHEREAS:

A.           The Subscriber entered into a Oil and Gas Lease Acquisition and Development Agreement dated July 24, 2006 (the "Development Agreement") with Arkanova Energy, Inc. (the “Lessee”), a private Delaware company;

B.           Pursuant to the terms of the Development Agreement, the Subscriber agreed to deliver to the Lessee leases (the “Leases”) of 100% of the mineral rights in 50,000 acres, more or less, located in Phillips and Monroe Counties, Arkansas as more particularly described in the Development Agreement, subject to a royalty interest in favour of the lessors;

C.           As at the date hereof, the Lessee has paid to the Subscriber, on account of the lease bonus payments for the leasehold interests delivered by the Subscriber and his affiliates and related parties, being David B. Griffin, his wife, Roxanna S. Griffin, Griffin Family Investments Company Number One, and any other entities in which David Griffin has at least a fifty percent ownership interest (the “Related Parties”), a total of $8,498,205 (the "Paid to Date Amount"), the receipt of which is hereby acknowledged by the Subscriber;

D.           The Paid to Date Amount has been allocated to the following leases, for a balance due and owing of $1,372,873 (the "Lease Payment"), payable to the Subscriber and the Related Parties upon delivery of evidence in form and substance reasonably satisfactory to Lessee as more particularly described in the Development Agreement:

Date of Lease	Name of Lessor	Acres Leased	Lease Bonus Amount (DG Interest)
February 19, 2007	D.B. Griffin et al.	23,935.62	$7,180,684.50
November 17, 2006	Griffin/Howe et al.	16,567.52	$2,485,128
November 17, 2006	Griffin/Solomon et al.	1,368.44	$205,266.00
			$9,871,078.50

E.           On March 1, 2007, the Lessee merged with and into Acquisition Corp., with Acquisition Corp. carrying on as the surviving corporation (the "Merger");

F.           By operation of law, and as of the effective date of the Merger, all of the rights, assets and liabilities of the Lessee, including the rights under the Development Agreement, were deemed vested in Acquisition Corp.; and

G.           The parties hereto seek to enter into this Agreement whereby, following the payment by Acquisition Corp. to the Subscriber of an additional sum of $1,000,000 on account of monies due to the Subscriber and the Related Parties for the leasehold interests (the "Additional Payment"), the Subscriber agrees to accept, at the election of the Company, shares of common stock in the capital of the Company (each, a "Share") at a price of $1.25 per Share in full and final settlement of the Lease Payment and any further payments due from Acquisition Corp. for the Leases (each, an "Additional Lease Payment"), provided that this Agreement shall not apply to (i) the acquisition of mineral interests under the Area on Mutual Interest clause in the Agreement and (ii) shall only apply to mineral rights owned by Subscriber and the Related Parties as of 5:00 P.M. Central Daylight time Monday, May 21, 2007.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

Issuance of Shares

1.                       Shares

1.1                     Acquisition Corp. agrees to immediately notify the Company upon the payment of the Additional Payment (the "Notice of Payment").

1.2                     Upon receipt of the Notice of Payment by the Company, and upon the election by the Company to pay the Lease Payment and any Additional Lease Payment in Shares:

(a)	the Company agrees to issue the Shares to the Subscriber on the basis of the representations and warranties and subject to the terms and conditions set forth herein;

(b)	the Subscriber agrees to accept the Shares in full and final satisfaction of the Lease Payment and/or any Additional Lease Payment, as applicable; and

(c)

the Subscriber agrees to complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, the OTC Bulletin Board, stock exchanges and applicable law.

2.                       Closing

2.1                     The closing of each issuance of the Shares shall occur within fifteen (15) business days of the election, by the Company, to pay the Lease Payment and/or any Additional Lease Payment, as applicable, in Shares (the "Closing Date").

3.                       Acknowledgements of Subscriber

3.1                     The Subscriber acknowledges and agrees that:

(a)

the Shares when issued will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities or "blue sky" laws of any state of the United States, and are being offered only in a transaction not involving any public offering within the meaning of the 1933 Act, and, unless so registered, may not be offered or sold in the United States or to U.S. Persons (as defined herein), except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and in each case only in accordance with applicable state securities laws;

(b)

the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(c)	by completing the Questionnaire, the Subscriber is representing and warranting that the Subscriber is an "accredited investor", as the term is defined in Regulation D promulgated under the 1933 Act;

(d)

the decision to execute this Agreement and accept the Shares agreed to be issued hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company and such decision is based solely upon a review of publicly available information regarding the Company available on the website of the United States Securities and Exchange Commission (the "SEC") available at www.sec.gov (the "Company Information");

(e)

the Subscriber has had a reasonable opportunity to review the Company Information and to ask questions of and receive answers from the Company, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Company Information, or any other document provided to the Subscriber;

(f)

the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business and that all documents, records and books pertaining to the issuance of the Shares have been made available for inspection by the Subscriber

(g)

the Company is entitled to rely on the representations and warranties and the statements and answers of the Subscriber contained in this Agreement and the Questionnaire and the Subscriber will hold harmless the Company from any loss or damage it may suffer as a result of the Subscriber's failure to correctly complete this Agreement and the Questionnaire;

(h)

the Subscriber will indemnify and hold harmless the Company and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any acknowledgment, representation or warranty of the Subscriber contained herein, the Questionnaire or in any other document furnished by the Subscriber to the Company in connection herewith, being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

(i)

the Subscriber has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions and it is solely responsible (and the Company is in any way responsible) for compliance with applicable resale restrictions;

(j)

the Shares are not listed on any stock exchange or automated dealer quotation system and no representation has been made to the Subscriber that any of the Shares will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the shares of the Company's common stock on the OTC Bulletin Board;

(k)	neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

(l)	no documents in connection with the issuance of the Shares have been reviewed by the SEC or any state securities administrators; and

(m)	there is no government or other insurance covering any of the Shares.

4.                       Representations, Warranties and Covenants of the Subscriber

4.1                     The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing Date) that:

(a)	the Subscriber is an "accredited investor" as that term is defined in Regulation D promulgated under the 1933 Act;

(b)	the Subscriber has received and carefully read this Agreement;

(c)

the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Subscriber;

(d)

the Subscriber (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Shares for an indefinite period of time, and can afford the complete loss of such investment;

(e)

all information contained in the Questionnaire is complete and accurate and may be relied upon by the Company, and the Subscriber will notify the Company immediately of any material change in any such information occurring prior to the Closing Date;

(f)

the Subscriber has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Shares and the Company, and the Subscriber is providing evidence of such knowledge and experience in these matters through the information requested in the Questionnaire;

(g)

the Subscriber understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations, warranties, covenants and agreements contained in this Agreement and the Questionnaire and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Subscriber shall promptly notify the Company;

(h)	the Subscriber is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the investment;

(i)

the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the constating documents of, the Subscriber, or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(j)	the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

(k)

the Subscriber is purchasing the Shares for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest is such Shares, and the Subscriber has not subdivided his interest in the Shares with any other person;

(l)

the Subscriber is not an underwriter of, or dealer in, the shares of the Company's common stock, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares;

(m)

the Subscriber has made an independent examination and investigation of an investment in the Shares and the Company and has either (i) depended on the advice of its legal and financial advisors or (ii) has elected not to seek such advice and has waived his right of obtaining advise from its legal and financial advisors) and agrees that the Company will not be responsible in anyway whatsoever for the Subscriber's decision to invest in the Shares and the Company;

(n)

if the Subscriber is acquiring the Shares as a fiduciary or agent for one or more investor accounts, the Subscriber has sole investment discretion with respect to each such account, and the Subscriber has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account;

(o)

the Subscriber is not aware of any advertisement of any of the Shares and is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(p)	no person has made to the Subscriber any written or oral representations:

	(i)	that any person will resell or repurchase any of the Shares,

	(ii)	that any person will refund the consideration of any of the Shares,

	(iii)	as to the future price or value of any of the Shares, or

(iv)

that any of the Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Shares of the Company on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the shares of the Company's common stock on the OTC Bulletin Board.

4.2                     In this Agreement, the term "U.S. Person" shall have the meaning ascribed thereto in Regulation S promulgated under the 1933 Act and for the purpose of the Agreement includes any person in the United States.

5.                       Acknowledgement and Waiver

5.1                     The Subscriber has acknowledged that the decision to accept the Shares in full and final satisfaction of the Lease Payment was solely made on the Company Information. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of any of the Shares.

6.                       Representations and Warranties will be Relied Upon by the Company

6.1                     The Subscriber acknowledges that the acknowledgements, representations and warranties contained herein are made by it with the intention that they may be relied upon by the Company and its legal counsel in determining the Subscriber's eligibility to acquire the Shares under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to acquire the Shares under applicable securities legislation. The

Subscriber further agrees that by accepting delivery of the certificates representing the Shares, it will be representing and warranting that the acknowledgements representations and warranties contained herein are true and correct as of the date hereof and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Shares.

7.                       Resale Restrictions

7.1                     The Subscriber acknowledges that any resale of the Shares will be subject to resale restrictions contained in the securities legislation applicable to the Subscriber or proposed transferee. The Subscriber acknowledges that the Shares have not been registered under the 1933 Act or the securities laws of any state of the United States. The Shares may not be offered or sold in the United States unless registered in accordance with federal securities laws and all applicable state securities laws or exemptions from such registration requirements are available.

8.                       Legending and Registration of Subject Shares

8.1                     The Subscriber hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Shares will bear a legend in substantially the following form:

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

8.2                     The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

9.                       Costs

9.1                     The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the issuance of the Shares shall be borne by the Subscriber.

10.                     Governing Law

10.1                    This Agreement is governed by the laws of the State of Texas and the federal laws of the United States applicable thereto. The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorns to the exclusive jurisdiction of the Courts of the State of Texas.

11.                     Survival

11.1                    This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the issuance of the Shares by the Subscriber pursuant hereto.

12.                     Assignment

12.1                    This Agreement is not transferable or assignable.

13.                     Severability

13.1                    The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

14.                     Entire Agreement

14.1                    Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the issuance of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

15.                     Notices

15.1                    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Subscriber and the Company shall be directed to the address on the first page of this Agreement.

16.                     Counterparts and Electronic Means

16.1                    This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereinafter set forth.

17.                     Delivery and Registration Information

17.1                    Unless otherwise notified in writing by the Subscriber, the certificates representing the Shares shall be registered and delivered to the Subscriber as stated on the face page of this Agreement.

18.                     Currency

18.1                    Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States of America.

18.                     Further Acts

18.1                    The Subscriber covenants and agrees to and in favour of the Company and Acquisition Corp. to promptly do all such further acts and things as may be necessary to give effect to the intention of this Agreement and the Development Agreement, and further agrees that in the event that the Leases are owned by any affiliates of the Subscriber rather than by the Subscriber directly, the Subscriber shall cause such affiliates to accept the issuance of the Shares on account of the Lease Payment and provide the Company with a certificate or certificates from such affiliates making the representations, warranties, agreements, covenants and acknowledgements provided herein in favour of the Company and Acquisition Corp.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date set forth on page one of this Agreement.

ARKANOVA ENERGY CORPORATION

Per:   /s/ Arkanova Energy Corporation
          Authorized Signatory

ARKANOVA ACQUISITION CORP.

Per:    /s/ Arkanova Acquisition Corp.
           Authorized Signatory

WITNESSED BY:	)
)
)
Name	)
)
Address	)	/s/ David Griffin
	)	DAVID GRIFFIN
)
)
Occupation	)

SCHEDULE A

U.S. ACCREDITED INVESTOR QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Agreement.

This Questionnaire is for use by the Subscriber that has indicated an interest in acquiring the Shares of ARKANOVA ENERGY CORPORATION (the "Company"). The purpose of this Questionnaire is to assure the Company that the Subscriber will meet the standards imposed by the 1933 Act and the appropriate exemptions of applicable state securities laws. The Company will rely on the information contained in this Questionnaire for the purposes of such determination. This Questionnaire is not an offer of the Shares or any other securities of the Company in any state other than those specifically authorized by the Company.

The Subscriber covenants, represents and warrants to the Company that it satisfies one or more of the categories of "Accredited Investors", as defined by Regulation D promulgated under the 1933 Act, as indicated below: (Please initial in the space provide those categories, if any, of an "Accredited Investor" which the Subscriber satisfies.)

_______	Category 1

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US $5,000,000.

_______	Category 2	A natural person whose individual net worth, or joint net worth with that person's spouse, on the date of purchase exceeds US $1,000,000.

_______	Category 3

A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

_______	Category 4

A "bank" as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self- directed plan, whose investment decisions are made solely by persons that are accredited investors.

_______	Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States).

_______	Category 6	A director or executive officer of the Company.

_______	Category 7

A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act.

_______	Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

Note that prospective Subscribers claiming to satisfy one of the above categories of Accredited Investor may be required to supply the Company with a balance sheet, prior years' federal income tax returns or other appropriate documentation to verify and substantiate the Subscriber's status as an Accredited Investor.

If the Subscriber is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

The Subscriber hereby certifies that the information contained in this Questionnaire is complete and accurate and the Subscriber will notify the Company promptly of any change in any such information. If this Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the Subscriber represents that it has the authority to execute and deliver this Questionnaire on behalf of such entity.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ___ day of _______________, 200 .

If a Corporation, Partnership or Other Entity:	If an Individual:

Print of Type Name of Entity	Signature

Signature of Authorized Signatory	Print or Type Name

Type of Entity	Social Security/Tax I.D. No. (if applicable)